Exhibit 21.1

                 CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION

                                                                 Jurisdiction of
Name of Subsidiary                                                Incorporation

The American Crane Corporation                                   North Carolina
Amida Industries, Inc.                                           South Carolina
BCP Construction Products, Inc.                                        Delaware
Benford America, Inc.                                                  Delaware
Benford Limited                                                  United Kingdom
BL - Pegson USA, Inc.                                               Connecticut
BL - Pegson Limited                                              United Kingdom
Brown Lenox & Co. Limited                                        United Kingdom
Brown Ross Company                                                     Oklahoma
Bucyrus Construction Products, Inc.                                    Delaware
C.P.V. (UK) Ltd.                                                 United Kingdom
C.P.V. Refurbishing Ltd.                                                Ireland
Cedarapids, Inc.                                                           Iowa
Cliffmere Limited                                                United Kingdom
CMI Terex Corporation                                                  Oklahoma
CMI Barton Co, Inc.                                                    Oklahoma
CMI Belgium N.V.                                                        Belgium
CMI Cedar Falls, Inc.                                                      Iowa
CMI-Cifali Equipmentos Ltd.                                              Brazil
CMI Dakota Company                                                 South Dakota
CMI Energy Convention System, Inc.                                     Oklahoma
CMI Johnson Corporation                                                Illinois
CMI Limited Partnership                                                Oklahoma
CMIOIL Corporation                                                     Oklahoma
Machinery Investment Corporation                                       Oklahoma
Product Support, Inc.                                                  Oklahoma
CMP Limited                                                      United Kingdom
Coleman Engineering Inc.                                              Tennessee
Comet Coalification Limited                                      United Kingdom
Container Design Ltd.                           `                       Ireland
Container Engineering Ireland Limited                                   Ireland
Containers & Pressure Vessels Limited                                   Ireland
Crookhall Coal Company Limited                                   United Kingdom
EarthKing, Inc.                                                        Delaware
EarthKing Performances & Safety Solutions, Inc.                        Delaware
econstructionparts, LLC                                                Delaware
Energy and Mineral Processing Limited                                  Scotland
Fermec International Ltd.                                        United Kingdom
Fermec Trustee Ltd.                                              United Kingdom
Fermec Holding Ltd.                                              United Kingdom
Fermec Manufacturing Ltd.                                        United Kingdom
Fermec S.A.                                                              France
Fermec North America Ltd.                                        United Kingdom
Finlay (Site Handlers) Limited                                       N. Ireland
Finlay Block Machinery Limited                                       N. Ireland
Finlay Hydrascreen USA, Inc.                                           Michigan
Finlay Hydrascreens (Omagh) Limited N.                                  Ireland
Finlay Plant (UK) Ltd.                                           United Kingdom
Foray 827 Limited                                                United Kingdom
Fyne Limited                                                     United Kingdom
Fyne Machineries Limited                                         United Kingdom
Gatewood Engineers Limited                                       United Kingdom
Gru Comedil S.p.A.                                                        Italy
Holland Lift International B.V.                                 The Netherlands
IMACO Blackwood Hodge Group Limited                              United Kingdom
IMACO Blackwood Hodge Limited                                    United Kingdom
IMACO Trading Limited                                            United Kingdom
I.T. Rapid Solutions, LLC                                              Delaware
Industrial Conveyor's Sdn Bhd                                          Malaysia
International Machinery Company Limited                          United Kingdom
J.C. Abbott & Co. Ltd.                                           United Kingdom
Jaques (Singapore) Pte Ltd                                            Singapore
Jaques (Thailand) Limited                                              Thailand
Jaques International Limited                                          Hong Kong
Jaques International Pty. Ltd.                                        Australia
Jaques International Sdn Bhd                                           Malaysia
Keir & Cawder (Engineering) Limited                                    Scotland
Koehring Cranes, Inc.                                                  Delaware
Kueken (UK) Ltd.                                                 United Kingdom
Matbro (N.I.) Limited                                                N. Ireland
Moffett Iberica S.A.                                                      Spain
New Terex Holdings UK Limited                                    United Kingdom
NGW Supplies Limited                                             United Kingdom
O & K Orenstein & Koppel (South Africa) Pty. Ltd.                  South Africa
O & K Orenstein & Koppel Limited                                 United Kingdom
O & K Orenstein & Koppel, Inc.                                         Delaware
O & K Orenstein & Koppel, Inc.                                           Canada
Orenstein & Koppel Australia Pty Ltd.                                 Australia
Payhauler Corp.                                                        Illinois
Pegson Group Limited                                             United Kingdom
PiCo Real Estate, Inc.                                                 Delaware
Powerscreen (G.B.) Limited                                       United Kingdom
Powerscreen Holdings USA, Inc.                                         Delaware
Powerscreen International (Canada) ULC                                   Canada
Powerscreen International (UK) Limited                           United Kingdom
Powerscreen International Distribution Limited                       N. Ireland
Powerscreen International LLC                                          Delaware
Powerscreen International plc                                    United Kingdom
Powerscreen Limited                                                     Ireland
Powerscreen Manufacturing Limited                                    N. Ireland
Powerscreen North America Inc.                                         Delaware
Powerscreen USA LLC                                                    Kentucky
Powerscreen USC, Inc.                                                  Delaware
Powersizer Limited                                               United Kingdom
PPM Cranes, Inc.                                                       Delaware
PPM Deutschland GmbH Terex Cranes                                       Germany
PPM Far East Ltd.                                                     Singapore
PPM S.A.S.                                                               France
Brimont Engins (division)
Precision Powertrain (UK) Limited                                United Kingdom
Progressive Components, Inc.                                           Illinois
R&R Limited       United Kingdom
Rhaeader Colliery Co. Limited                                    United Kingdom
Royer Industries, Inc.                                             Pennsylvania
Sempurna Enterprise (Malaysia) Sdn Bhd                                 Malaysia
Simon-Tomen Engineering Co., Ltd.                                         Japan
Sim-Tech Management Limited                                           Hong Kong
Standard Havens Products, Inc.                                         Delaware
Standard Havens, Inc.                                                  Delaware
Sure Equipment (Sales) Limited                                   United Kingdom
Sure Equipment (Scotland) Limited                                United Kingdom
Sure Equipment (Southern) Limited                                United Kingdom
Sure Equipment Group Limited                                     United Kingdom
Terex Mining Australia Pty. Ltd.                                      Australia
Terex Aerials Limited                                                   Ireland
Terex Aerials, Inc.                                                   Wisconsin
Terex Australia Pty. Ltd.                                             Australia
Terex Aviation Ground Equipment, Inc.                                  Delaware
Terex Bartell, Inc.                                                    Delaware
Terex Bartell, Ltd.                                                      Canada
Terex Cranes (Australia) Pty. Ltd.                                    Australia
Terex Cranes, Inc.                                                     Delaware
Terex Equipment Limited                                          United Kingdom
Terex Lifting Espana, S.l.                                                Spain
Terex European Holdings B.V.                                    The Netherlands
Terex Finance, Inc.                                                    Delaware
Terex Germany GmbH & Co., KG                                            Germany
Terex International Financial Services Co.                           N. Ireland
Terex Italia S.r.l.                                                       Italy
Terexlift S.r.l.                                                          Italy
Terex Lifting Australia Pty. Ltd.                                  South Africa
Terex Lifting U.K. Limited                                       United Kingdom
Terex Paving, Inc.                                                     Delaware
Terex Netherlands Holdings B.V.                                 The Netherlands
Terex of Western Michigan, Inc.                                        Michigan
Terex Real Property, Inc.                                          Pennsylvania
Terex UK Limited                                                 United Kingdom
Terex West Coast, Inc.                                             South Dakota
Terex-RO Corporation                                                     Kansas
Terex-Telelect, Inc.                                                   Delaware
Terex Verwaltungs GmbH                                                  Germany
Tower Cranes, Inc.                                                     New York
Unit Rig (Canada) Ltd.                                                   Canada
Unit Rig (South Africa) Pty. Ltd.                                  South Africa